FOX, HEFTER, SWIBEL, LEVIN & CARROLL, LLP

200 WEST MADISON STREET, SUITE 3000

CHICAGO, ILLINOIS 60606

TELEPHONE (312) 224-1200

FACSIMILE (312) 224-1201

wwwfhslc.com

THOMAS BRUBANOSKY

Email: tburanosky@fhslc.com

DIRECT DIAL: (312) 224-1208

June 24, 2008

Via Federal Express

Raven Gold Corp.

Mr. Mike Wood

#205-598 Main Street

President

Penticton B.C.

Raven Gold Corp.

V2A-5C7

7250 NW Expressway

Canada

4260

Attn: Gary Haukeland

Oklahoma City, OK 73132

Re:

La Currita Groupings Agreement Option to Earn Interest and Form Joint Venture dated May 3, 2007 (the "Agreement") by and between Tara Gold Resources Corp. ("Tara Gold") and Raven Gold Corp. ("Raven")

Gentlemen:

This letter is written on behalf of Tara Gold. In a letter dated May 9, 2008, you were notified that Raven had failed to make a payment in the amount of $100,000 which became due on May 3, 2008 in accordance with the terms of Section 5 of the Agreement. As provided in Section 5 of the Agreement, such payment was an express condition to Raven maintaining its interest in the venture.

Demand was made for such payment. You were notified that failure to cure such non-payment within five (5) days of your receipt of that letter would be deemed an event of default under the Agreement and entitle Tara Gold to, among other things, declare the Agreement null and void. Your failure to pay the required payment constitutes a default under the Agreement, and as admitted in your letter dated June 19, 2008, the Agreement is null and void.

Very truly yours,

/s/ Thomas Buranosky

Thomas  Buranosky

TB/da

cc:

Francis Richard Biscan Jr.

Sudhir Khanna

Martin. Carroll, Esq.